EXHIBIT (99)(a)

NEWS RELEASE

April 22, 2013
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported first quarter earnings results with highlights as follows:

Highlights:

•
Net earnings were $1.8 million or $0.31 basic and diluted net earnings per share for the three months ended March 31, 2013, before adjustment for preferred stock dividends and accretion, as compared to $1.7 million or $0.30 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.6 million or $0.29 basic and diluted net earnings per common share for the three months ended March 31, 2013, as compared to $1.3 million or $0.24 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $2.0 million for the three months ended March 31, 2013 compared to $1.7 million for the same period one year ago.
•	Core deposits were $656.0 million, or 83.7% of total deposits at March 31, 2013, compared to $630.4 million, or 78.0% of total deposits at March 31, 2012.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in first quarter earnings to a decrease in the provision for loan losses, which was partially offset by a decrease in net interest income and an increase in non-interest expense.

Net interest income was $7.6 million for the three months ended March 31, 2013, compared to $8.1 million for the same period one year ago.  This decrease was primarily due to a decrease in interest income resulting from decreases in loans and investment securities and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased to $6.6 million during the first quarter of 2013, compared to $6.1 million for the same period one year ago.  The provision for loan losses for the three months ended March 31, 2013 was $1.1 million, as compared to $2.0 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $4.3 million reduction in non-accrual loans from March 31, 2012 to March 31, 2013.

Non-interest income was $3.4 million for the three months ended March 31, 2013 and 2012.  Decreases in service charge income and gains on sale of securities were offset by increases in mortgage banking income and miscellaneous non-interest income.

Non-interest expense was $7.7 million for the three months ended March 31, 2013, as compared to $7.3 million for the same period one year ago.  This increase is attributable to a $349,000 increase in salaries and employee benefits expense, which was primarily due to 2013 salary increases and bonuses accrued in the first quarter of 2013, and a $107,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses for the three months ended March 31, 2013, as compared to the same period one year ago.

5

Total assets amounted to $1.0 billion as of March 31, 2013, as compared to $1.1 billion as of March 31, 2012.  Available for sale securities decreased 1.8% to $293.9 million as of March 31, 2013, compared to $299.3 million as of March 31, 2012.  This decrease reflects investment securities sold and paydowns of mortgage-backed securities during the previous twelve months, which were partially offset by purchases of investment securities.  Total loans amounted to $610.0 million as of March 31, 2013, compared to $658.3 million as of March 31, 2012.  This decrease is primarily due to the anticipated reduction in existing loans through the work-through of problem loans and normal principal repayments, which have exceeded loan originations, due primarily to the current level of slow economic growth.

Non-performing assets declined to $24.3 million or 2.4% of total assets at March 31, 2013, compared to $33.0 million or 3.1% of total assets at March 31, 2012 primarily due to a $4.3 million decrease in non-accrual loans and a $3.4 million decrease in other real estate owned.  Non-performing loans include $9.6 million in acquisition, development and construction (“AD&C”) loans, $9.4 million in commercial and residential mortgage loans and $729,000 in other loans at March 31, 2013, as compared to $16.2 million in AD&C loans, $8.3 million in commercial and residential mortgage loans and $539,000 in other loans at March 31, 2012.  The allowance for loan losses at March 31, 2013 was $14.4 million or 2.4% of total loans, compared to $16.6 million or 2.5% of total loans at March 31, 2012.  According to Mr. Sellers, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $783.8 million as of March 31, 2013, compared to $807.8 million at March 31, 2012.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $25.6 million to $656.0 million at March 31, 2013, as compared to $630.4 million at March 31, 2012.  Certificates of deposit in amounts of $100,000 or more totaled $127.8 million at March 31, 2013, as compared to $176.4 million at March 31, 2012.  This decrease is attributable to a $17.1 million decrease in brokered certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $37.4 million at March 31, 2013, as compared to $43.5 million at March 31, 2012.

Shareholders’ equity was $98.3 million, or 9.7% of total assets, as of March 31, 2013, compared to $104.4 million, or 9.9% of total assets, as of March 31, 2012.  This decrease reflects the Company’s repurchase and retirement of a portion of its preferred shares in the second quarter of 2012.  The Company purchased 12,530 shares of the Company’s 25,054 outstanding shares of preferred stock from the U.S. Department of the Treasury (“UST”), which was issued to the UST in connection with the Company’s participation in the Capital Purchase Program (“CPP’) under the Troubled Asset Relief Program (“TARP”) in 2008.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

6

CONSOLIDATED BALANCE SHEETS
March 31, 2013, December 31, 2012 and March 31, 2012
(Dollars in thousands)

	March 31, 2013	December 31, 2012	March 31, 2012
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$19,754	$32,617	$23,944
Interest bearing deposits	52,624	16,226	24,160
Cash and cash equivalents	72,378	48,843	48,104

Investment securities available for sale	293,925	297,823	299,303
Other investments	5,215	5,599	6,205
Total securities	299,140	303,422	305,508

Mortgage loans held for sale	3,834	6,922	6,256

Loans	609,965	619,974	658,343
Less: Allowance for loan losses	(14,412)	(14,423)	(16,612)
Net loans	595,553	605,551	641,731

Premises and equipment, net	16,616	15,874	16,629
Cash surrender value of life insurance	13,379	13,273	12,937
Accrued interest receivable and other assets	17,380	19,631	22,162
Total assets	$1,018,280	$1,013,516	$1,053,327

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$168,156	$161,582	$149,628
NOW, MMDA & savings	378,755	371,719	355,688
Time, $100,000 or more	127,772	134,733	176,428
Other time	109,149	113,491	126,055
Total deposits	783,832	781,525	807,799

Securities sold under agreements to repurchase	37,388	34,578	43,479
FHLB borrowings	70,000	70,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	8,163	9,047	7,024
Total liabilities	920,002	915,769	948,921

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 3/31/13 and 12/31/12	12,524	12,524	24,793
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,613,495 shares at 3/31/13 and 12/31/12	48,133	48,133	48,298
Retained earnings	32,911	31,478	27,817
Accumulated other comprehensive income	4,710	5,612	3,498
Total shareholders' equity	98,278	97,747	104,406

Total liabilities and shareholders' equity	$1,018,280	$1,013,516	$1,053,327

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2013 and 2012
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2013	2012
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,640	$8,425
Interest on due from banks	12	3
Interest on investment securities:
U.S. Government sponsored enterprises	378	1,070
State and political subdivisions	984	800
Other	89	64
Total interest income	9,103	10,362

INTEREST EXPENSE:
NOW, MMDA & savings deposits	218	344
Time deposits	467	1,032
FHLB borrowings	661	690
Junior subordinated debentures	100	113
Other	17	39
Total interest expense	1,463	2,218

NET INTEREST INCOME	7,640	8,144
PROVISION FOR LOAN LOSSES	1,053	2,049
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,587	6,095

NON-INTEREST INCOME:
Service charges	1,039	1,188
Other service charges and fees	373	599
Gain on sale of securities	263	527
Mortgage banking income	384	226
Insurance and brokerage commissions	139	135
Miscellaneous	1,229	705
Total non-interest income	3,427	3,380

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,190	3,841
Occupancy	1,312	1,301
Other	2,236	2,129
Total non-interest expense	7,738	7,271

EARNINGS BEFORE INCOME TAXES	2,276	2,204
INCOME TAXES	518	545

NET EARNINGS	1,758	1,659

Dividends and accretion on preferred stock	157	348

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,601	$1,311

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.29	$0.24
Diluted net earnings	$0.29	$0.24
Cash dividends	$0.03	$0.07
Book value	$15.28	$14.31

FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2013 and 2012
(Dollars in thousands)

	Three months ended
	March 31,
	2013	2012
	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$286,527	$313,452
Loans	621,077	671,580
Earning assets	936,820	997,847
Assets	1,004,257	1,059,411
Deposits	773,644	814,258
Shareholders' equity	99,381	105,202

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.52%	3.44%
Return on average assets	0.71%	0.63%
Return on average shareholders' equity	7.17%	6.34%
Shareholders' equity to total assets (period end)	9.65%	9.91%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$14,423	$16,604
Provision for loan losses	1,053	2,049
Charge-offs	(1,179)	(2,596)
Recoveries	115	555
Balance, end of period	$14,412	$16,612

ASSET QUALITY:
Non-accrual loans	$19,667	$23,981
90 days past due and still accruing	50	1,023
Other real estate owned	4,588	8,020
Repossessed assets	12	-
Total non-performing assets	$24,317	$33,024
Non-performing assets to total assets	2.39%	3.14%
Allowance for loan losses to non-performing assets	59.27%	50.30%
Allowance for loan losses to total loans	2.36%	2.52%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	03/31/2013	03/31/2012
Risk Grade 1 (excellent quality)	2.86%	3.10%
Risk Grade 2 (high quality)	17.32%	16.36%
Risk Grade 3 (good quality)	48.29%	48.00%
Risk Grade 4 (management attention)	19.00%	20.50%
Risk Grade 5 (watch)	5.41%	4.25%
Risk Grade 6 (substandard)	6.80%	7.45%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At March 31, 2013, including non-accrual loans, there were nine relationships exceeding $1.0 million in the Watch risk grade (which totalled $16.7 million) and four relationships exceeding $1.0 million in the Substandard risk grade  (which totaled $11.3 million).  There were four relationships with loans in the Watch risk grade and the Substandard risk grade exceeding $1.0 million total (which totaled $5.7 million).

(END)